Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the application of our reports dated March 24, 2005, included in this Form 10-K/A of nStor Technologies, Inc., relating to their consolidated financial statements for the years ended December 31, 2004, 2003, and 2002 and previously filed Forms S-8 (333-104505 and 333-87078).

/s/ Swenson Advisors, LLP
San Diego, California
May 2, 2005